UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Crown Crafts, Inc.

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For immediate release	June 29, 2007
Crown Crafts Acknowledges Filing of Wynnefield Form 13D
Gonzales, Louisiana — Crown Crafts, Inc. (OTCBB: NASDAQ-CM) (the “Company”) announced today that Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”), which, together with its affiliates, owns 14.6% of the Company’s outstanding shares, filed an amended Form 13D with the SEC announcing its intention to nominate to the Company’s Board of Directors (the “Board”) Mr. Nelson Obus, one of Wynnefield’s principals, and Mr. Frederick G. Wasserman, who has served since November 2005, on behalf of Wynnefield, as an unpaid, non-voting Board observer. The Company yesterday terminated Mr. Wasserman’s status as an observer.
The Board has guided the Company through a very difficult period in which the Company has reduced debt from $48 million in 2001 to $5.8 million and improved stockholders’ equity from ($16.8 million) in 2001 to $36.8 million. During this same period, the Company’s market capitalization has increased from $1.7 million to $41.9 million.
The Board intends to nominate three current directors for re-election at its 2007 annual meeting of stockholders: E. Randall Chestnut, the Company’s Chairman of the Board, President and Chief Executive Officer and a Board member since 1995; William T. Deyo, a principal of Goddard Investment Group, LLC and a Board member since 2001; and Steven E. Fox, a partner with Rogers & Hardin LLP and a Board member since 2001. The Company intends to make a preliminary filing with the SEC of its proxy materials with respect to the annual meeting as soon as practicable.
The Company strongly advises all stockholders to read the Company’s proxy statement in its entirety when it becomes available because it will contain important information. The Company will send its proxy statement, together with its annual report, to all stockholders of record, and the proxy statement will also be available at no charge on the SEC’s website at www.sec.gov. In addition, the Company will provide copies of the proxy statement and annual report without charge upon request. Request for copies should be directed to the participants’ proxy solicitor, Georgeson Inc., at its toll free number: 1-800-223-2064.
The participants in the anticipated proxy solicitation are the Company and its directors, who beneficially own the number of outstanding shares of the Company indicated below. Additional information regarding the participants will be included in the Company’s proxy statement.

E. Randall Chestnut	781,102
Donald Ratajczak	33,001
William T. Deyo, Jr.	13,001
Steven E. Fox	13,001
Sidney Kirschner	13,001
James A. Verbrugge	13,001
Zenon S. Nie	6,001

Crown Crafts, Inc. designs, markets and distributes infant and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories, and luxury hand-woven home décor. Its subsidiaries include Hamco, Inc. in Louisiana, Crown Crafts Infant Products, Inc. in California, and Churchill Weavers, Inc. in Kentucky. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.

Contact:	Chris Hayden
Georgeson Inc.
(212) 440-9850

or

Olivia Elliott
Secretary — Treasurer
(225) 647-9124